Exhibit No. 1
Intile Designs, Inc.
Form 8-K dated July 28, 1997
SEC File No.:  33-49854-A

BDO
BDO Seidman, LLP
Accountants and Consultants
1200 Smith Street, Suite 3060
Houston, Texas 77002-4501
Telephone: (713) 659-6551
Fax: (713) 659-3238

July 28, 1997

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 17, 1997, to be filed by our former client, Intile Designs, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very Truly Yours,

BDO Seidman, LLP